SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 26, 2004
Date of report
(Date of earliest event reported)

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-6395

N/A
(Former name and former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
99.1	Press Release dated February 26, 2004.

Item 12. Results of Operations and Financial Condition.

     The information in this Current Report is being furnish and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On February 26, 2004, Marvell Technology Group, Ltd. (“Marvell”) issued a press release regarding its financial results for its fourth fiscal quarter and year ended January 31, 2004. The full text of Marvell’s press release is furnished herewith as Exhibit 99.1.

     The following non-GAAP financial measures are included in the press release: pro forma net income and basic and diluted net income (loss) per share. These non-GAAP measures exclude the effects of acquisition-related expenses, amortization of stock-based compensation and charges related to facilities consolidation. A reconciliation to the most directly comparable GAAP measure is included in the financial statements portion of the press release.

     Marvell’s management believes the non-GAAP information is useful because it can enhance the understanding of the company’s ongoing economic performance and Marvell therefore uses pro forma reporting internally to evaluate and manage the company’s operations. Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the company analyzes its operating results.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Date: February 26, 2004

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ George A. Hervey

George A. Hervey Vice President of Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release issued February 26, 2004.